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                                                                    Exhibit 99.1



                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE               Contact:   Daniel M. Healy
                                               Executive Vice President
                                               Chief Financial Officer
                                               (631) 844-1258


             NORTH FORK TO PRESENT AT UPCOMING CONFERENCE IN BOSTON

     Melville, N.Y. - November 2, 2005 - North Fork Bancorporation, Inc. (NYSE:
NFB) will be presenting at the BancAnalysts Association of Boston Conference on Thursday, November 3 at 11:00 a.m. (EST).

     BancAnalysts has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on BancAnalysts Association Conference - November 3, 2005 - 11:00 a.m.
(EST). A printable version of the presentation slide show will also be available on the North Fork website.